Exhibit 99.1

Bicycle Therapeutics Enhances Leadership Team with Key Appointments

-      Santiago Arroyo, M.D., Ph.D., appointed Chief Development Officer

-      Jennifer Perry, Pharm.D., promoted to Senior Vice President, Commercial

CAMBRIDGE, England & BOSTON, April 3, 2023 – Bicycle Therapeutics plc (NASDAQ: BCYC), a biotechnology company pioneering a new and differentiated class of therapeutics based on its proprietary bicyclic peptide (Bicycle®) technology, today announced the appointment of Santiago Arroyo, M.D., Ph.D., as Chief Development Officer, effective March 31. In addition, Jennifer Perry, PharmD, has been promoted to Senior Vice President, Commercial.

Dr. Arroyo brings to Bicycle over 20 years of biopharmaceutical industry experience, leading the clinical development of therapeutics across multiple disease areas. He was previously Chief Medical Officer at Momenta Pharmaceuticals, which was acquired by Johnson & Johnson in 2020. Dr. Arroyo will be responsible for overseeing all aspects of the pipeline as it continues to expand and advance and as the company prepares to transition into late-stage clinical development. Ms. Perry will be responsible for establishing and growing the commercial organization.

“We are thrilled to have Santiago on board in the new role of Chief Development Officer at Bicycle as we prepare to transition into a late-stage development organization,” said Kevin Lee, Ph.D., Chief Executive Officer of Bicycle Therapeutics. “At Momenta, he was key in the development of nipocalimab, an anti-FcRn antibody and his expertise will be invaluable in guiding all aspects of clinical development as we move our multiple programs forward within oncology and beyond. With Santiago as CDO and Jennifer in her commercial role, we believe we are setting ourselves up for success as we advance BT8009, BT5528, and BT7480 in the clinic.”

“I am eager to be joining Bicycle at this exciting time for the company,” said Dr. Arroyo, Chief Development Officer of Bicycle Therapeutics. “Bicycles are a novel technology that represent a potentially impactful new treatment option for patients with cancer and other life-threatening diseases. I am impressed with the work the clinical team has done to date. I look forward to building the development team and to working closely with Kevin and the rest of the Bicycle team to advance the company’s broad and promising pipeline.”

In conjunction with Dr. Arroyo’s appointment, Dr. Dominic Smethurst, Chief Medical Officer, has decided to leave the company. “I would like to thank Dom for his contributions to Bicycle." said Kevin Lee. “We wish him every success in his future endeavors.”

Dr. Arroyo was most recently the Chief Medical Officer of Fulcrum Therapeutics. Previously, he was Chief Medical Officer of Momenta Pharmaceuticals, leading the Company’s clinical development programs until Momenta’s acquisition by Johnson & Johnson for $6.5 billion in 2020. As Chief Medical Officer at Momenta, Dr. Arroyo led the clinical development of the company’s portfolio of hematology, neurology, immunology, and materno-fetal therapeutics. Previously, he was the Chief Medical Officer of Boston Pharmaceuticals and before that held multiple senior clinical development leadership roles at leading pharmaceutical companies. Dr. Arroyo served as Senior Vice President, Head of Clinical Research and Chief Medical Officer of Pharmatherapeutics at Pfizer, Inc. and was therapeutic area head for neurosciences, discovery medicine and clinical pharmacology at Bristol-Myers Squibb. Earlier, Dr. Arroyo held clinical development roles at Eisai Global Clinical Development and Schwarz Biosciences. Dr. Arroyo was an Instructor at the Johns Hopkins Medical School, Associate Professor at the Medical College of Wisconsin and Senior Specialist at the Hospital Clinic of Barcelona. He earned a Ph.D. from the Universidad de Barcelona and an M.D. from the Universidad Autonóma de Madrid.

Ms. Perry has over 20 years of experience in pharma and biotech with 15 years in oncology. She has devoted much of her career to building and leading oncology teams focused on the critical steps to commercialization. Her experience spans commercial and medical roles with a focus on go-to-market strategies for launching oncology medicines at GSK, Tesaro, TG Therapeutics and Pharmacyclics. Most recently, she built and led U.S. oncology sales teams for hematology and solid tumors at TG Therapeutics and at GSK/Tesaro with responsibility for leading the customer-selling strategy and driving the achievement of U.S. sales targets. She earned an undergraduate degree from Loyola University Chicago and a PharmD from University of Illinois Chicago.

About Bicycle Therapeutics

Bicycle Therapeutics (NASDAQ: BCYC) is a clinical-stage biopharmaceutical company developing a novel class of medicines, referred to as Bicycles, for diseases that are underserved by existing therapeutics. Bicycles are fully synthetic short peptides constrained with small molecule scaffolds to form two loops that stabilize their structural geometry. This constraint facilitates target binding with high affinity and selectivity, making Bicycles attractive candidates for drug development. Bicycle is evaluating BT5528, a second-generation Bicycle Toxin Conjugate (BTC™) targeting EphA2; BT8009, a second-generation BTC targeting Nectin-4, a well-validated tumor antigen; and BT7480, a Bicycle TICA™ targeting Nectin-4 and agonizing CD137, in company-sponsored Phase I/II trials. In addition, BT1718, a BTC that targets MT1-MMP, is being investigated in an ongoing Phase I/IIa clinical trial sponsored by the Cancer Research UK Centre for Drug Development. Bicycle is headquartered in Cambridge, UK, with many key functions and members of its leadership team located in Cambridge, MA. For more information, visit bicycletherapeutics.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the advancement and expansion of Bicycle’s pipeline and Bicycle’s transition to a late-stage development organization. Bicycle may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: the risk that Bicycle may not successfully advance any product candidate in its pipeline; the risk that Bicycle may not be able to identify and develop any additional product candidates to expand its pipeline; the risk that Bicycle may not progress any of its programs into late-stage clinical development; and other important factors, any of which could cause Bicycle’s actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in Bicycle’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 28, 2023, as well as in other filings Bicycle may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Bicycle expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investors:
David Borah, CFA
SVP, Capital Markets & Corporate Communications
david.borah@bicycletx.com
617-203-8300

Media:
Argot Partners
Sarah Sutton
bicycle@argotpartners.com

212-600-1902